As filed with the Securities and Exchange Commission on November 21, 1996
                                               Registration No. ________________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                  VIASOFT, INC.
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             (Exact name of Registrant as specified in its charter)

                  Delaware                                    94-2892506
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         (State or other jurisdiction of                 (I.R.S. Employer
         incorporation or organization)                  Identification No.)

                 3033 North 44th Street, Phoenix, Arizona 85018
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    (Address of Registrant's Principal Executive Offices, including zip code)

                   VIASOFT, Inc. Employee Stock Purchase Plan
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                            (Full title of the plan)

              Catherine R. Hardwick, General Counsel and Secretary
                                  VIASOFT, Inc.
                             3033 North 44th Street
                             Phoenix, Arizona 85018
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                     (Name and address of agent for service)

                                 (602) 952-0050
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          (Telephone number, including area code of agent for service)

The contents of the Form S-8 Registration Statement Under the Securities Act of 1933 for the VIASOFT, Inc. Employee Stock Purchase Plan, Registration No. 33-89870, as filed with the Securities and Exchange Commission on March 1, 1995, and as amended, are incorporated herein by reference.


                         CALCULATION OF REGISTRATION FEE

================================================================================
                                      Proposed        Proposed
   Title of                           Maximum          Maximum
  Securities             Amount       Offering        Aggregate      Amount of
     To Be               To Be         Price           Offering     Registration
  Registered           Registered    Per Share *        Price *         Fee
  ----------           ----------    -----------      ---------     ------------
Common Stock,           400,000         $45.25        $18,100,000       $6,241
$.001 par value

_________________________

* Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, on the basis of the average of the high and low prices reported on the consolidated reporting system as of November 15, 1996.

--------------------------------------------------------------------------------

In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement shall be deemed to register any additional securities to be offered or issued to prevent dilution resulting from future stock splits, stock dividends or similar transactions.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, in the State of Arizona, on November 20, 1996.

                                  VIASOFT, Inc.


                                  By:  /s/ Steven D. Whiteman
                                       -----------------------------------------
                                       Steven D. Whiteman
                                       President and Chief Executive Officer


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                      Title                      Date
          ---------                      -----                      ----


/s/ Steven D. Whiteman          Chief Executive Officer;      November 20, 1996
------------------------------  President; Director
Steven D. Whiteman



/s/ Mark R. Schonau             Chief Financial Officer;      November 20, 1996
------------------------------  Vice President; Treasurer
Mark R. Schonau



*/s/ Michael A. Wolf            Executive Vice President;     November 20, 1996
------------------------------  Director
Michael A. Wolf



* /s/ John J. Barry III         Director                      November 20, 1996
------------------------------
John J. Barry III

* /s/ A. LeRoy Ellison          Director                      November 20, 1996
------------------------------
A. LeRoy Ellison



* /s/ Robert C. Kagle           Director                      November 20, 1996
------------------------------
Robert C. Kagle


* /s/ Alexander S. Kuli         Director                      November 20, 1996
------------------------------
Alexander S. Kuli


* /s/ J. David Parrish          Director                      November 20, 1996
------------------------------
J. David Parrish



                                Director                      November 20, 1996
------------------------------
Arthur C. Patterson



*By  /s/ Steven D. Whiteman
     -------------------------
        Steven D. Whiteman
        Attorney-in-Fact

                                  EXHIBIT INDEX


Exhibit                                                             Page or
Number                           Description                   Method of Filing
------                           -----------                   ----------------

   5       Form of opinion rendered by Catherine R. Hardwick,       Page 6
           General Counsel and Secretary for the Registrant
           (including consent)

  23.1     Consent of Independent Public Accountants                Page 7

  23.2     Consent of Counsel                                    See Exhibit 5

  24.1     Power of Attorney of John J. Barry III                   Page 8

  24.2     Power of Attorney of Michael A. Wolf                     Page 10

  24.3     Power of Attorney of A. LeRoy Ellison                    Page 12

  24.4     Power of Attorney of Robert C. Kagle                     Page 14

  24.5     Power of Attorney of Alexander S. Kuli                   Page 16

  24.6     Power of Attorney of J. David Parrish                    Page 18
                                5